SUBITEM 77Q1 EXHIBITS
AMENDMENT 20
TO THE BYLAWS
OF
FEDERATED STOCK
AND BOND FUND INC
Effective January
 1 2006
Strike Section 1
GENERAL PROVISIONS
and Section 2 ELECTION
TERM OF OFFICE AND
QUALIFICATIONS
from Article IV
OFFICERS in its
 entirety and replace
with the following

	Section 1
 GENERAL PROVISIONS
The Officers of the
Corporation shall
be a President
one or more
Executive Vice
Presidents one
or more Senior
Vice Presidents
one or more Vice
Presidents a Treasurer
 and a Secretary
The Board of
Directors in its
discretion may elect
or appoint one or more
 Vice Chairmen of the
 Board of Directors and
other Officers or
agents including
one or more Assistant
 Vice Presidents one
or more Assistant
Secretaries and one or
more Assistant
Treasurers  An
Executive Vice
President Senior
 Vice President
or Vice President
 the Secretary or
the
Treasurer may
appoint an Assistant
 Vice President an
Assistant Secretary
or an Assistant
Treasurer respectively
to serve
until the next
election of Officers
Two or more offices
may be held by a single
 person except the
offices of President
Executive Vice President
 Senior Vice President
 or Vice President may
 not be held by the
same person concurrently
  It
shall not be necessary

 for any Director or
any Officer to be a
holder of shares in
any Series or Class
 of the Corporation
Any Officer or other
such person as the
Board may appoint may
preside at meetings of
 the Shareholders

	Section 2
 ELECTION TERM OF
OFFICE AND QUALIFICATIONS
 The Officers shall be
 elected annually
by the Board of
Directors at its
Annual Meeting
Each Officer shall
 hold office for
one year and until
 the election and
qualification of
his successor or
 until earlier
resignation or removal

Strike Section 6
CHAIRMAN OF THE
BOARD Section 7
 VICE CHAIRMAN
 OF THE BOARD
OF DIRECTORS
and Section 8
PRESIDENT and
 Section 9 VICE
 PRESIDENT from
Article IV  OFFICERS
in their entirety and
replace with
 the following

	Section 6
CHAIRMAN OF THE BOARD
  The Board may elect
 from among its
members a Chairman
of the
Board  The Chairman
shall at all times
be a Director who
meets all applicable
regulatory and other
 relevant requirements
for serving in such
capacity  The Chairman
shall not be an Officer
 of the Corporation but
shall
preside over meetings of
the Board and shall have
such
other responsibilities in
 furthering the Board
functions as may be
assigned from time to
time by the Board of
Directors or prescribed
by these ByLaws  It
shall be understood
that the election of
 any Director as
Chairman shall not
impose on that person
 any duty obligation or
 liability that is greater
than the duties obligations
 and
liabilities imposed on that
person as a Director in the
absence of such election and
 no Director who is so
elected
shall be
held to a higher standard
of
care by virtue thereof
 In
addition election as
Chairman
 shall not affect in
 any way that
Directors rights or
entitlement to
indemnification
under the ByLaws
or otherwise by
the Corporation
The Chairman
shall be elected
 by the Board annually
 to hold office
until his successor
 shall have been duly
elected and shall have
qualified or until
his death or until
 he shall have resigned
or have been removed as
 herein provided in these
 ByLaws
Each Director including
 the Chairman shall have
 one vote

Resignation  The Chairman
 may resign at any time
by giving written notice
 of resignation to the
Board  Any such
resignation shall take
effect at the time
specified in such
notice or if the
time when it shall
become effective
shall not be
specified therein
immediately upon its
receipt and unless
otherwise specified
 therein the acceptance
 of such resignation
shall not be necessary
to make it effective

Removal  The Chairman
may be removed by majority
vote of the Board with or
without cause at any time

Vacancy  Any vacancy in
 the office of Chairman
arising from any cause
whatsoever may be filled
for the unexpired
portion of the term of
the office which shall
be vacant by the vote of
the Board

Absence  If for any reason
the Chairman is absent from
 a meeting of the board the
Board may select from among
its
members who are present at
such meeting a Director to
preside over such meeting

	Section 7  VICE
CHAIRMAN OF THE BOARD OF
DIRECTORS  Any Vice
Chairman shall perform
such
duties as may be assigned
to him from time to time
by
 the Board of Directors
of the Corporation  The
Vice Chairman
need not be a Director

	Section 8
PRESIDENT  The President
 of the Corporation
shall be the principal
executive officer of the
Corporation  Unless
other provisions are
made therefor by the
Board or Executive
 Committee the President
without
limitation shall employ
 and define the duties
of all employees of the
 Corporation shall have
the power to discharge
any
such employees shall
 exercise general
supervision over the
 affairs of the Corporation
 and shall have the power to
sign in
the name of and on
behalf of the Corporation
powers of attorney proxies
waivers of notice of meeting
consents and
other instruments relating
to securities or other
property owned by the
Corporation and may in
the name of and on behalf
of the Corporation take
all such action as the
President may deem advisable
 in entering into agreements
to purchase
securities and other
property in the ordinary
course of business and
to sign representation
letters in the course
of buying
securities or other property
and shall perform such
other duties as may be
assigned to him from time
to time by the Board
of Directors
	Section 9  VICE
PRESIDENT
 The Executive Vice
President
Senior
Vice President or Vice
 President if
any in
order of their rank as fixed by
the Board or if not ranked a Vice
President designated by the Board
in the absence of the
President shall perform all
duties and may exercise any of
the powers of the President
subject to the control of the
 Board
Each Executive Vice President
 Senior Vice President and Vice
 President shall have the power
without limitation to sign
in the name of and on behalf
 of the Corporation powers
of
 attorney proxies waivers of
notice of meeting consents and
other instruments relating
 to securities or other
property
 owned by the Corporation
and may in the name of and
on behalf
of the Corporation take all
such action as the Executive
 Vice President Senior Vice
 President or Vice President
 may
deem advisable in entering
 into agreements to purchase
 securities or other property
in the ordinary course of
 business and
to sign representation
letters in the course of
 buying securities or
other property and shall
perform such other duties as
may be assigned to
him from time to time
 by the Board of Directors
 the Executive Committee or
 the President